Exhibit 99.1
Tier Technologies, Inc.
10780 Parkridge Blvd., Suite 400
Reston, VA  20191

CONTACT:
Matt Brusch, Director of Communications
mbrusch@tier.com
(571) 382-1048

Tier Technologies Announces NASDAQ Listing Approval

Shares Expected to Begin NASDAQ Trading on May 21, 2007

RESTON, Va., May 16, 2007 – Tier Technologies, Inc. (OTC: TIER), today announced that the NASDAQ Listing Qualifications Panel has approved Tier’s application to list its securities on NASDAQ. Tier expects its common stock will begin trading on the NASDAQ Global Stock Market at the market opening on May 21, 2007, under the symbol TIER.

“Approval to list our securities on NASDAQ is an important milestone for Tier,” said Ronald L. Rossetti, Chairman and Chief Executive Officer of Tier.  “We believe this significant achievement will benefit our shareholders through improved liquidity, enhanced visibility and the access to a broader investor pool that a NASDAQ listing provides.”

About Tier

Tier Technologies, Inc. offers a diversified array of innovative business and financial transaction processing solutions.  Headquartered in Reston, Virginia, Tier’s clients include over 3,100 federal, state, and local governments, educational institutions, utilities and commercial clients in the U.S. and abroad.  Tier provides information technology solutions and, through its Official Payments Corp. subsidiary, delivers payment processing solutions for a wide range of markets. From designing, installing and maintaining cutting-edge public sector software systems, to delivering fast, secure and convenient financial transaction processing solutions, Tier provides integrated information solutions that solve problems while balancing innovation with practicality.  For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release or on the referenced conference call that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Tier undertakes no obligation to update any such forward-looking statements. Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors.  For a discussion of factors which may cause our actual events or results to differ from those projected, please refer to the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed with the SEC.